Exhibit 99.1

Contact:
Quintin Lai Vice President, Investor Relations (610) 594-3318

West Announces First Quarter 2016 Results
Reports Quarterly Sales of $362 Million, Constant-Currency Sales Growth of 10.5%
and Adjusted Diluted EPS of $0.53.
Raises Lower-end of Full-year 2016 Sales and Adjusted EPS Guidance Ranges.
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, Pa., April 28, 2016 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the first quarter 2016 and updated financial guidance for the full-year 2016.

First Quarter 2016 Highlights

•	Reported net sales of $362.1 million grew 7.8% over the prior-year quarter. Net sales at constant currency grew by 10.5%.

•	Adjusted operating profit margin of 15.4% increased by 120 basis points over the prior-year quarter.

•
First-quarter 2016 reported diluted EPS was $0.30. Adjusted diluted EPS was $0.53, a growth of 18% over the prior-year quarter. Excluding an additional $0.02 negative EPS impact in currency effects, first-quarter adjusted diluted EPS would have grown by 24% over the prior-year quarter.

•
Raising lower-end of full-year 2016 sales and adjusted diluted EPS guidance. Full-year sales are expected to be between $1.49 billion to $1.51 billion compared to prior range of $1.485 billion to $1.51 billion. Full-year 2016 adjusted diluted EPS is now expected to be between $2.12 and $2.25 compared to prior range of $2.10 and $2.25.

“Adjusted diluted EPS” and “net sales at constant currency” are Non-GAAP measurements. See discussion under the heading “Non-GAAP Financial Measures” in this release.
Executive Commentary
“We had a good start to the year with over 10% organic sales growth and increased gross and adjusted operating margins,” said Eric M. Green, President and Chief Executive Officer. “I am pleased with these results, as this is the Company’s first quarter operating within a newly restructured organization that focuses on the unique needs of our customers. The Commercial group, now organized into two business segments (Proprietary Products and Contract Manufactured Products) delivered broad-based growth in all geographical regions and in the three market groups of Biologics, Generics and Pharma. We continue to see growing demand for our high-value product offerings including Westar RS®, Westar RU®, FluroTec® and Daikyo® components.”
“Our Global Operations group had a successful start to the year with improvements in throughput and lean manufacturing, both of which contributed to organic sales growth and gross margin expansion in the quarter.”
“We continue to increase the number of customers that are evaluating our SmartDose® wearable injector using the Daikyo Crystal Zenith® silicone-free container system. During this quarter, we announced the development of more advanced and novel wearable injectors, leveraging the flexibility of Daikyo Crystal Zenith cartridges and Flurotec® laminated plungers.”
Mr. Green concluded, “We are reaffirming our 2016 guidance for 6% to 8% organic sales growth. With the good start to the year, we are raising the lower-end of our full-year 2016 sales guidance to a new range of $1.49 billion to $1.51 billion and adjusted diluted EPS guidance to a new range of $2.12 to $2.25.”
First Quarter 2016 Results
Gross profit margin improved to 34.0%, an increase of 130 basis points compared to the prior-year quarter. The improvement reflects a more profitable sales mix, volume-related efficiencies and lower raw material costs, offset in part by increased labor and overhead costs, including depreciation and repairs.
Excluding $22.9 million of restructuring and related charges and $2.7 million from the devaluation of the Venezuela currency, first quarter 2016 adjusted operating profit was $55.6 million. First quarter 2016 adjusted operating profit margin was 15.4%, an increase of 120 basis points compared to the 2015 quarter. The improvement reflects higher gross profit margin and lower SG&A spending as a percentage of sales offset by higher R&D spending as a percentage of sales to support new initiatives to develop novel containment and delivery systems.
First Quarter 2016 Business Segment Results
Proprietary Products ($290.8 million, growth of 9.6% over prior-year quarter)
Organic sales growth was 13.0%, led by double-digit sales growth in the Biologics and Generics markets with mid-single digit sales growth in Pharma. High-value product offerings had organic sales growth of 22%, led by Westar®, FluroTec and Daikyo components, Crystal Zenith® containers and devices, and administration systems. High-value product offerings represented more than 50% of Proprietary Products sales for the quarter.
The Proprietary Products backlog of committed orders at March 31, 2016 was $437.2 million, an increase of 24% at constant currency compared to March 31, 2015 and 5% at constant currency compared to December 31, 2015.

Operating profit for the segment was $61.9 million, resulting in an operating margin of 21.3%, compared to $54.2 million and 20.4% in the 2015 period due to operational efficiencies, a favorable mix of sales, offset by overhead costs, normal inflationary increases in cost of goods, and an increase in R&D expense related to personnel additions and new developmental projects.
Contract-Manufactured Products ($71.6 million, 1.2% growth over prior-year quarter)
Organic sales growth was 1.4%, led by customers ordering products for core drug delivery systems and diagnostics. A favorable mix of products sold was offset by the pass-through to customers of the decrease in plastic resin prices during the quarter.
Operating profit for the segment was $7.0 million, resulting in an operating profit margin of 9.8%, compared to $6.2 million and 8.8% in the 2015 period. The margin increase was partially driven by a 30 basis point gross profit margin improvement, as the favorable mix of products sold were partially offset by increased overhead costs.
Corporate and Other
General corporate costs increased $0.6 million to $6.5 million, as a result of higher costs related to professional services. Stock-based compensation costs declined $0.7 million from the prior-year period. U.S. pension expense increased $0.8 million, to $2.2 million.
The annual effective tax rate (ETR) used in determining adjusted net income was 28.0% as compared to 28.4% in the same quarter of 2015.
During the quarter, the Company repurchased 142,800 shares for $9.1 million. There are 557,200 shares remaining to be repurchased in the program authorized in December 2015.

Full-Year 2016 Financial Guidance

West’s expected full-year 2016 revenue, margin and EPS guidance are as follows:

(in millions, except EPS)	2016 Updated Guidance	Prior Guidance
Consolidated net sales	$1,490 to $1,510	$1,485 to $1,510
Consolidated gross profit margin (% of sales)	33.5% to 34.0%	33.3% to 34.0%
Proprietary Products sales	$1,180 to $1,190	$1,175 to $1,190
Proprietary Products Gross profit margin (% of sales)	37.7% to 38.2%	37.7% to 38.2%
Contract-Manufactured Products sales	$310 to $320	$310 to $320
Contract-Manufactured Products Gross profit margin (% of sales)	17.4% to 18.4%	17.4% to 18.4%
Full-Year adjusted diluted EPS	$2.12 to $2.25	$2.10 to $2.25

The principal currency assumption used in preparing these estimates is the translation of the euro at $1.12 for the remainder of 2016. The comparable weighted-average euro/U.S. dollar exchange rate for 2015 was $1.11.
The Company expects that its annual effective tax rate, used in determining adjusted net income and adjusted diluted EPS, will be approximately 28.5%.
The Company estimates its 2016 capital spending at between $150 million and $175 million.
First-Quarter Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 92201943.
A live broadcast of the conference call will be available at the Company’s web site, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.
An online archive of the broadcast will be available at the site three hours after the live call and will be available through Thursday, May 5, 2016, by dialing 877-930-8295 (U.S.) or 253-336-8738 (International) and entering conference ID 92201943.

Forward-Looking Statements
Certain forward-looking statements are included in this release. They use such words as “may,” “will,” “continue,” “expects,” “estimates,” “see,” “preparing,” “raising,” “reaffirming,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: customers’ changing inventory requirements and manufacturing plans; customer decisions to move forward with our new products and product categories; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; interruptions or weaknesses in our supply chain; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company's future results to differ from those expressed in any such forward-looking statements, see Item 1A, entitled “Risk Factors,” in the company's Annual Report on Form 10-K for the years ended December 31, 2015.
Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Non-GAAP Financial Measures
This press release and the preceding discussion of our results, financial guidance and the accompanying financial tables use the following financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP), and therefore are referred to as Non-GAAP financial measures:

•	Net sales at constant currency (organic sales growth)

•	Adjusted operating profit

•	Adjusted income tax expense

•	Adjusted net income

•	Adjusted diluted EPS

•	Net debt

•	Total invested capital

•	Net debt-to-total invested capital

West believes that these Non-GAAP measures of financial results provide useful information to management and investors regarding business trends, results of operations, and the Company’s overall performance and financial position. Our executive management team uses these financial measures to evaluate the performance of the Company in terms of profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of each segment, and to measure and allocate financial resources to our segments. The Company believes that the use of these Non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.
Our executive management does not consider such Non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP. The principal limitation of these financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. In order to compensate for these limitations, Non-GAAP financial measures are presented in connection with GAAP results. We urge investors and potential investors to review the reconciliations of our Non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate the Company’s business.
In calculating adjusted operating profit, adjusted income tax expense, adjusted net income and adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items may include restructuring and related costs, certain asset impairments, other specifically-identified gains or losses, and discrete income tax items. A reconciliation of these adjusted Non-GAAP measures to the comparable GAAP financial measures is included in the accompanying tables.
The following is a description of the items excluded from adjusted operating profit, adjusted income tax expense, adjusted net income and adjusted diluted EPS for the three-month period presented in the accompanying tables:
Restructuring and related charges - During the three months ended March 31, 2016, the Company incurred $22.9 million in restructuring and related charges, including $7.9 million for cash severance charges on personnel reductions and $15.0 million for non-cash asset write-downs associated with the discontinued use of certain trademarks and equipment.
Venezuela currency devaluation - During the three months ended March 31, 2016, the Company recorded a charge of $2.7 million related to the devaluation of the Venezuelan Bolivar from the previously-prevailing official exchange rate of 6.3 Bolivars to USD to 10.0 Bolivars to USD.

WEST PHARMACEUTICAL SERVICES, INC. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in millions, except per share data)

	Three Months Ended
	March 31, 2016		March 31, 2015
Net sales	$362.1	100%	$335.9	100%
Cost of goods and services sold	238.8	66	226.2	67
Gross profit	123.3	34	109.7	33
Research and development	9.4	2	7.5	2
Selling, general and administrative expenses	58.1	16	55.2	16
Other expense (income)	25.8	7	(0.8)	—
Operating profit	30.0	9	47.8	15
Interest expense, net	2.2	1	3.7	1
Income before income taxes	27.8	8	44.1	14
Income tax expense	6.9	2	12.5	4
Equity in net income of affiliated companies	1.2	—	1.3	—
Net income	$22.1	6%	$32.9	10%

Net income per share:
Basic	$0.31		$0.46
Assuming dilution	$0.30		$0.45

Average common shares outstanding	72.5		71.7
Average shares assuming dilution	74.1		73.3

WEST PHARMACEUTICAL SERVICES REPORTING SEGMENT INFORMATION (UNAUDITED) (in millions)

	Three Months Ended March 31,
Net Sales:	2016	2015
Proprietary Products	$290.8	$265.3
Contract-Manufactured Products	71.6	70.7
Eliminations	(0.3)	(0.1)
Consolidated Total	$362.1	$335.9

Operating Profit (Loss):
Proprietary Products	$61.9	$54.2
Contract-Manufactured Products	7.0	6.2
U.S. pension expense	(2.2)	(1.4)
Stock-based compensation expense	(4.6)	(5.3)
General corporate costs	(6.5)	(5.9)
Adjusted Operating Profit	$55.6	$47.8
Adjusted Operating Profit Margin	15.4%	14.2%

Restructuring and related charges	(22.9)	—
Venezuela currency devaluation	(2.7)	—
Reported Operating Profit	$30.0	$47.8
Reported Operating Profit Margin	8.3%	14.2%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
Please refer to "Non-GAAP Financial Measures" for more information
(in millions, except per share data)

Three months ended March 31, 2016	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (GAAP)	$30.0	$6.9	$22.1	$0.30
Restructuring and related charges	22.9	7.9	15.0	0.20
Venezuela currency devaluation	2.7	0.2	2.5	0.03
Adjusted (Non-GAAP)	$55.6	$15.0	$39.6	$0.53

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
Please refer to "Non-GAAP Financial Measures" for more information
(in millions, except per share data)

Reconciliation of Net Sales to Net Sales at Constant Currency(1)

Three months ended March 31, 2016	Proprietary	CM	Eliminations	Total
Reported net sales (GAAP)	$290.8	$71.6	$(0.3)	$362.1
Effect of changes in currency translation rates	8.9	0.2	—	9.1
Net sales at constant currency (Non-GAAP)(1)	$299.7	$71.8	$(0.3)	$371.2

Reconciliation of adjusted diluted EPS guidance to reported diluted EPS guidance

Full Year 2016 Guidance(2) (3)
Adjusted diluted EPS guidance	$2.12 to $2.25
Estimated restructuring charges	(0.23 to 0.28)
Estimated currency devaluation (Venezuela)	(0.03 to 0.08)
Reported diluted EPS guidance	$1.76 to $1.99

(1)
Net sales at constant currency translates the current-period reported sales of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

(2)	See "Full-Year 2016 Financial Guidance" and “Non-GAAP Financial Measures” in today's press release for additional information regarding adjusted diluted EPS.

(3)	Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.12 for the remainder of 2016. Actual results will vary as a result of exchange rate variability.

WEST PHARMACEUTICAL SERVICES CASH FLOW ITEMS (UNAUDITED) (in millions)

	Three Months Ended March 31,
	2016	2015
Depreciation and amortization	$22.3	$22.0
Operating cash flow	$3.0	$(1.9)
Capital expenditures	$39.0	$30.4

WEST PHARMACEUTICAL SERVICES FINANCIAL CONDITION (UNAUDITED) (in millions)

	As of March 31, 2016	As of December 31, 2015
Cash and cash equivalents	$178.1	$274.6
Debt	$232.0	$298.2
Equity	$1,074.0	$1,023.9
Net debt-to-total invested capital(4)	4.8%	2.3%
Working capital	$389.6	$359.4

(4) Net debt and total invested capital are Non-GAAP measures. Net debt is determined by reducing total debt by the amount of cash and cash equivalents, and for purpose of measuring net debt to invested capital, total invested capital is the sum of net debt and shareholders’ equity. Please refer to “Non-GAAP Financial Measures” in this release for additional information regarding those measures.

Trademark Notices
Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.
Daikyo Crystal Zenith® and Daikyo CZ® are trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith® technologies are licensed from Daikyo Seiko, Ltd.
Teflon® is a registered trademark of DuPont.